Exhibit 99.1

Genius Brands International

Fourth Quarter 2018 Year End Investor Update

April-02-2019

Confirmation #13689227

Operator: Greetings, and welcome to the Genius Brands International Business Update and Year-end Investor Conference Call. At this time, all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. If anyone should require operator assistance during the conference, please press star zero on your telephone keypad. As a reminder, this conference is being recorded.

I would now like to turn the conference over to your host, Michael Porter, President of Porter, LeVay & Rose. Thank you. You may begin.

Michael Porter: Good morning. Thank you, Matt. Good morning, ladies and gentlemen. Certain statements in this press release constitute forward-looking statements within the meaning of the federal securities laws. Words such as may, might, will, should, believe, expect, anticipate, estimate, continue, predict, forecast, project, plan, intend, or similar expressions or statements regarding intent, belief, or current expectations are forward-looking statements. While the company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statement, which are based on information available to us on the date of this release.

These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the company’s filings with the Securities and Exchange Commission, not limited to risk factors relating to its patent business contained therein. Thus, actual results may be material different. The company expressly disclaims any obligation to update or alter statements, whether as a result of new information, future events, or otherwise, except as required by law.

I’d now like to turn the call over to Andy Heyward. Good morning, Andy.

Andy Heyward: Good morning. Thank you, Michael.

Yesterday, Genius Brands released its annual 10-K. I'm very excited today to talk about it and, as well, to share additional news regarding our flagship brand Rainbow Rangers.

Before jumping to Rainbow Rangers, however, I want to first share some of the important events occurring with the company this year, per our 10-K.

Our mission at Genius Brands is a simple one. It is to create long-term value and assets for our shareholders through the creation and buildout of a catalog of animated children's programs. Animated characters and programs are time tested assets that historically have proven to be extraordinarily valuable and impervious to market forces. Getting there has often been a bumpy road of ups and downs along the way, but those who have persevered have inevitably created great wealth for themselves and their investors.

Children’s cartoons stand the test of time, and over and over again, those animation catalogs end up sold for a lot of money. The animation catalog being built now at Genius Brands is no different, and we see a rich outcome for those with patience.

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As many of you know, the first cartoons I worked on personally were the Flintstones, the Jetsons, and Scooby Doo. They are still all around today, they are still selling toys and cereals and backpacks and vitamins, and they are many times more valuable today than when they were first created. Even a better example I like to point out is Tom and Jerry, which was first created for movie theaters in 1939, and yet today remains more popular than ever. Cartoons travel, not only are they impervious to market forces like the price of gold or oil or political parties, trade wars, interest hikes, government shutdowns, Brexit, et cetera, they also live independent of whatever distribution system, and new technologies arrive. They are as valuable today on televisions, on game platforms, laptops, mobile devices, as they were when they first came out in theaters. Genius Brands now has a catalog, which continues to grow, and all of the constituent parts, taken as a whole, provide an important entry vehicle for the many media companies seeking to have a children's content component to round out their studio catalog. We have shows for toddlers, shows for preschoolers, shows for 6 to 11-year olds. We have shows that are comedy-based, shows that are action-based. We have shows that are for boys, shows that are for girls, and shows that are gender neutral. Perhaps most importantly, as a differentiator across the spectrum of our catalog, everything has an underlying text of being positive value enriched programming. Kids learn from our shows. They are parent-friendly, advertiser-friendly, non-violent, and socially positive. We have shows like Warren Buffett’s Secret Millionaires Club, where kids learn timeless lessons in business amidst fun adventures. We also have shows like Baby Genius, where toddlers gain social development and early learning skills and shows like Thomas Edison’s Secret Lab where kids learn science.

With the increasing appetite for content across more and more distribution systems and technologies, not just in the U.S., but in Europe and Asia, timeless children’s content is increasingly in demand, and there is no doubt in my mind that a rich outcome is ahead for Genius Brands and its shareholders.

Pursuant to that background, I'm happy to report growth in the key measures of our mission to create value and assets for our shareholders.

Our business is not only to create timeless international animated character brands, which, over time, become very valuable, but it is to nourish a second income stream, not only for their ability to be licensed across global entertainment platforms, but for their ability to spawn consumer products. Manufacturers of virtually every imaginable products from toy to publishing pay for the right to put those characters on their products as an inducement for parents to buy the brands.

Now, in the fifth year of our company, we have built our catalog to contain over 472 episodes of animated content, a growth from last year of 420, a growth of--excuse me, from last year, a growth of 420, a growth of 12%.

I'm proud to report that between our two flagship brands, Llama Llama on Netflix, now in its second season, and Rainbow Rangers, still on its first season on Nickelodeon, we have approximately 450 different product SKUs coming into the market beginning this third quarter 2019.

These products include every imaginable category of children’s consumables. Some of the products are coming to market specifically beginning in this third quarter, including Llama Llama activity sets and coloring books that will be available at four major national retailers. We have Rainbow Rangers’ storybooks, notebooks. and folders coming to market for back-to-school. We have three unique licensees selling Halloween costumes for Rainbow Rangers or Llama Llama in a major U.S. big-box chain, in the largest seasonal specialty store, and online. Home Depot has just ordered a feature Llama Llama animatronic plush based on strong sell-through in an early test this last holiday season.

The mix and volume of these SKUs is fantastic and the fact that they will be sold across retail, online, and direct-to-consumer. This is a testament, not just to the creative people inside Genius Brands, but also the market’s confidence in our two hallmark brands.

I encourage everybody to read my upcoming shareholder letter, which will be sent out after the conference call, where we will place a link to the various sample products that are coming into the marketplace. If you’re not already signed up to receive these newsletters, by the way, you can do so at ir.gnusbrands.com and click sign up today for email alerts.

Broadcast revenues are recognized when the shows are delivered and available for broadcast.

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So, whereas Llama Llama season one was delivered for broadcast in 2017 and $4.5 million of revenue was recognized for that, Rainbow Rangers delivery was not completed until February 2019, thus revenues for Rainbow Rangers first season will not be recognized until 2019. Those revenues for Rainbow Rangers 52 11-minute episodes, as well as the revenues for Llama Llama season two on Netflix, will be recognized in 2019.

In addition, we will also be recognizing substantial revenues for consumer products on both Llama Llama and Rainbow Rangers in 2019, for the above mentioned with contracted guarantees between the two brands at over $6,202,000 across over 430 product SKUs for these two brands.

Separately, Home Entertainment revenues, which are recognized at a different time of year than program deliveries for television, went from $56,193 in 2013 to $200,850 in 2018, and I believe that too is at an inflection point of growth as we will witness the launch of both Rainbow Rangers and Llama into the marketplace in 2019.

I also want to speak to the buildout of Genius Brands Network. The Genius Brands Network is a distribution system of kid’s content that is carried now in over 80 million U.S. TV households, available to be seen in over 80% of the country. It is fully distributed across Comcast, the largest cable operator in the country, as well as COX Cable, Roku Tv, Apple TV, Amazon Fire, and Amazon Prime, and a number of kids OTT apps.

It's been a slow build, but a steady one, and revenues continue to grow. Revenues went from a start in 2017 of $22,566 to $217,999 in 2018, a growth actually of 866%. We believe this network has extraordinary potential, as there are only a finite number of systems able to reach this number of U.S. TV households and kids. Personally, I believe it is at an inflection point of dramatic growth. The value of the network to us is that we are able to program and promote our own shows, ensuring maximum visibility to push our brands forward into the marketplace.

Now, let’s talk about Rainbow Rangers.

Rainbow Rangers debuted on Nick Jr. on this last November 5th. By all measures, the show has been performing exemplarily. This has been told to us repeatedly, not only by Nick executives themselves, also by the number one media buying service, Beacon Media, which monitors Nielsen performance daily. It has also been recognized as such anecdotally by the children’s press and by independent data points across the kid’s broadcasting and licensing industry.

To that end, we have been seeking to get an early renewal for season two from Nick and have been amidst dialogue with them on that subject. Season-to-date, with very rare exception, we have retained and increased our audience over the various lead-in shows that play before us, including Dora the Explorer, Sunny Day, Shimmer and Shine, and Nelly the Princess Knight. Rainbow Rangers has performed and continues to perform and is currently being run Monday through Friday afternoons, and Sunday mornings at 11:30. In fact, we were told a month ago to expect a renewal this month, and as late as last week, they hope to have news for us shortly.

Nick has not yet announced their lineup for the new year. There has been a management change with a new President of the network and a new Head of Programming, and we have yet to receive the news. However, based on performance metrics for the show, we heartily anticipate a second season pickup. They do have extensive protocols, and we must be respectful and wait until we are given official word, and we will share that news as soon as we receive it.

In 2019, we have every anticipation that Genius Brands, is at an inflection point of growth.

The component parts of our company are its animation catalog and the Genius Brands Network.

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They both are growing dramatically, and in 2018, they grew year-over-year, 12% and 866%, respectively.

We have a robust development pipeline, and within the next 60 days, we’ll announce two major new program brands to complement the existing catalog and the two anchor properties, Rainbow Rangers and Llama Llama.

We manage our overhead carefully and prudently. However, when we see opportunity, we don’t hesitate to spend and invest in our business, knowing the payoff will ultimately justify that investment. To that end, we recently hired Natalie Setton, a widely recognized leader in international children’s content sales. Natalie is based in London, which is a hub for the international marketplace, and now that our programs are becoming available for international distribution, we believe it’s essential to have a presence there in London from which to grow that business. Further to the above, we’ve also hired Jonathon Ollwerther to lead Business Development, and we are already starting to see the fruits of that hire, as well.

The company continues to grow and will be launching an aggressive campaign in the coming weeks to fuel more catalog and more animated brands. The marketplace is robust, and now is the time to invest in that growth. I am quite confident the payoff will be well worth it.

Now, I am happy to take any questions.

Operator: Great. Thank you. At this time, we'll be conducting a question-and-answer session. If you'd like to ask a question, please press star one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star two if you'd like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys. One moment, please, while we pull for questions. Our first question here is from Jim McIlree from Chardan Capital. Please go ahead.

Jim McIlree: Yes, excellent, and good morning, Andy. Andy, can you talk about, at least generally, what plans you might have for additional content beyond the Rainbow Rangers and Llama Llama franchises? I'm just trying to understand how you think about continuing to build out the catalog?

Andy Heyward: Well, I'm going to say, we have two very strong and powerful brands coming forth. When I say powerful brands, I say in the magnitude of Rainbow Rangers and Llama Llama, ones which will be very widely licensed, which will have a lot of products coming into the marketplace, and which will be on major broadcasters. We plan to announce one of them prior to licensing show, which will be coming up in 60 days in Las Vegas. We will announce it at the time with a master toy licensee, and we expect to have a broadcaster at the same time as we announce that. We try to make our mix in a way that our catalog and our business is complementing each other or not cannibalizing each other.

As you know, we have a show for toddlers and a show for preschoolers right now that is leading the charge for us. This will be a show in a different category aimed at--the first one will be a show aimed at boys and--where we see a market hole. We stay very close to retail. We have a very close relationship with Walmart, with Target, with Amazon, we see where the holes are going to be, and we program and take our opportunities based on that. So, the first one will be announced, as I said, prior to licensing the show, the second one will be shortly thereafter, and we see them both as having very strong potential, both internationally, as well as in the U.S., and with a major consumer products component to them.

Jim McIlree: Okay. Thank you. And I want to be sensitive to your relationship with Nick Jr. and Rainbow Rangers, but, if I assume the worst, and they didn't pick up, the show for a second season, do you have options? Would you be able to go somewhere else with the show? Are you contractually able to go somewhere else in the unlikely event that it doesn't get picked up for season two?

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Andy Heyward: Yes, of course. I mean, from the moment that the show went on the air, we started developing options back in November if we needed to be. And we have two very strong parties that are interested in the show. They've come to us. We haven't come to them. They've seen the performance. It's been talked quite a bit about in kids screen, the various toy magazines, the various licensing magazines. The marketplace is well aware of the show, and in the unlikely--and I'm going to put very unlikely event that they were not to be picked up for a second season on Nick, we will announce immediately thereafter where it's going. I don't see that as the case, though. I frankly was hoping to announce it on this call today, but, as I said, when some [inaudible] reports to me, things will be different. Unfortunately, I don't program Viacom and Nickelodeon.

Jim McIlree: Right, understood. And then, let's just assume that it gets picked up again for season two by Nick. Is that something that you would deliver this year or would that be for delivery next year?

Andy Heyward: That'll be this year. And, candidly, we've already had dialogue about the delivery date. Nick has already been requesting that information for us--what would be the schedule of delivery. So, that's all--we're well down the road in that conversation with Nickelodeon. We're not just sitting here by the telephone and hoping that somebody's going to call us.

Jim McIlree: Got it. Understood. Thanks a lot. And good luck with everything.

Andy Heyward: Thank you.

Operator: As a reminder, if you'd like to ask a question, it is star one. Our next question here is from Jonah Presworsky, [ph] a private investor. Please go ahead.

Jonah Presworsky: Hey, Andy. How are you?

Andy Heyward: I'm good. How are you? Thank you.

Jonah Presworsky: Okay. The Stan Lee show that we're working on, we were talking about that something's going to happen. What's the story with that show?

Andy Heyward: We have a very important property from Stan Lee. It was the last one that he created before he passed away. We're not in a position to talk about that on this call. When we are, we will announce it.

Jonah Presworsky: And what about the Llama Llama [inaudible]? According to the e-mail--newsletter you sent out last time, there were some books that were selling in this quarter in some Dollar Stores?

Andy Heyward: Yes, that is correct. I don't have that information off the top of my head, but, as I recall, they are the activity sets and the coloring books that are selling at Dollar Tree and Michaels. As you know, Llama Llama is not a book that we created and own in house. It was created by a author named Anna Dewdney, and the publishing rights remain with Penguin. However, we were able to go to them and get the rights to license the non-story book, so that means coloring books, activity books, pop-up books, all of these different categories, and those are coming out, and they will continue to come out. I should add that Llama Llama, since the show has gone on the air, the books, which were already quite successful, have just exploded exponentially. When we first started with them, they had sold 11 million books, and they've sold over 20 million books now.

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Jonah Presworsky: So, when is the spinoff from Rainbow Rangers coming out, if there is one?

Andy Heyward: I can't talk about that yet either. I will--as soon as we conclude our dialogue with Nickelodeon, I'll be happy to share all--more than happy, I will be announcing everything.

Jonah Presworsky: And what about Llama Llama? In reference to Llama Llama, how--when is the season for that is supposed to be signed up, also within the next 60 days or?

Andy Heyward: No, we expect a third season of that, but, that will be after deliveries occur in the fourth quarter, they'll announce that. I am told anecdotally that this is a top performing preschool show on Netflix, and I have no reason to doubt that. I've heard it from a number of people internally there.

Jonah Presworsky: And the Nielsen numbers, how are they doing? I know we’re better than we were before and compared to the shows that come before it, but how are we doing--based on Nielsen, how many people are watching on Sundays--and the weekend versus the beginning?

Andy Heyward: Llama Llama, there are no Nielsen numbers available to anybody. Netflix doesn't release them, and Nielsen doesn't release them per their agreement with Netflix. So, the only information that's available is anecdotal evidence that’s shared with us from Netflix people. As far as Rainbow Rangers, the numbers continue to be very good. We--the thing they look for most importantly is retention of audience, and as I said, with very rare exception, every week, week in and week out, regardless of the time period we've been in, we've retained and improved our audience. That's been against key demos, girls 2 to 5, kids, overall 2 to 5, and kids, 6 to 11. We also get a tremendous amount of parent co-viewing, and the mix has been a very even handed mix between boys and girls. So, the numbers are all good. Right now, Nickelodeon is managing the episodes that we've given them, so they're not putting out the remainder of the new episodes until consumer products hit the stores, because they want to have maximum impact. Nickelodeon, by the way, is a meaningful participant in all of the consumer products of Rainbow Rangers.

Jonah Presworsky: And are there any other exclusive items for stores like Walmart?

Andy Heyward: There are, but I can’t recall off the top of my head, which they are. There'll be some--well, there'll be a bunch of things in this third and fourth quarter that will be exclusive. There'll be some puzzles that'll be coming out at Barnes & Noble from Kids Preferred with Llama Llama. There'll be some Rainbow Rangers t-shirts coming out exclusively through Bentex. There'll be Llama Llama Christmas ornaments and stockings through Kurt Adler, and there will be some--there will be a Llama Llama--Mama Llama animatronic plush that is a reorder from a test that Home Depot did, which blew out completely.

There will also be some--there will also be some Rainbow Ranger vitamins that are coming out in August. There'll be Rainbow Ranger costumes coming out. There'll be Spirit Halloween costumes coming out exclusively that'll be in 1,200 different doors at the Spirit pop-up stores. There'll be Rainbow Ranger costumes coming from the skies, and there will be a Rainbow Rangers bike in July from Dynacraft, and there will be some Rainbow Rangers--well, that's about all I can remember off the top of my head. I think there will be some kids design electronics, as well, but that will--we'll be announcing all of that.

Jonah Presworsky: And the last question is, when do you think the company is going to get profitable, which quarter?

Andy Heyward: That's a good question, and I think what we really will look for to be the big turn there is when the all of the Rainbow Rangers products are in the marketplace, and the Llama Llama products are in the marketplace. And that is the Holy Grail of everybody in this business, whether it is Genius Brands or the Walt Disney Company. It all comes back to the consumer products. The programs are the locomotive that pull all the cars in the train. The people that see the shows and then the kids that become engaged in the play patterns, the aspirational and empowering aspects of these play patterns go out and buy the products, and when the products are in the marketplace, that's what drives profitability, and that’s what drives value. As I said, we've got over 400 products coming into the marketplace now. That's a massive number [inaudible]. I've been in this business for a long time, and we're up there with anybody in any category. Once these products hit, there will be--that will be the answer to your question.

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Jonah Presworsky: So, that means within the third or fourth quarter, which one--probably fourth quarter is what you think realistically or further than that?

Andy Heyward: Oh, I said, as they're starting in the third quarter, there will be some in the fourth quarter. The balance will come forth after that in the first quarter, and the guarantees will be earned out, and then monies will flow afterwards.

Jonah Presworsky: Okay. So, it's not till 2020 that the company will be profitable [inaudible] realistically it seems like. Correct?

Andy Heyward: I don't want to be [inaudible] or this or that. I can tell you that our part is delivering all of--is delivering the programs, getting them on the air, getting the licensing done, getting the products into the marketplace. Presumably, the kids will buy the products. That's how it works.

Jonah Presworsky: Thank you very, very much for your time. I really appreciate it.

Andy Heyward: You're welcome.

Operator: As a final reminder, if you'd like to ask a question, it is star one. If there are no further questions, I'm going to turn the floor back to Mr. Heyward for any closing comments.

Andy Heyward: No closing comments. Thank you, and we'll keep everybody informed as we get news with Rainbow Rangers and as we announce our next upcoming show.

Operator: This concludes today's teleconference. You may disconnect your lines at this time. Thank you again for your participation.

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